UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 27, 2022

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See disclosure in Item 5.02 below, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expedia Group, Inc. (the "Company") previously reported the resignation of Susan Athey from the Board of Directors of the Company (the "Board"), effective June 21, 2022. On October 27, 2022, the Board, (including a majority of the directors elected by holders of the Company’s common stock and Class B common stock, voting as a single class) elected Henrique Dubugras to fill the vacancy created by Ms. Athey’s resignation, effective immediately, and determined that Mr. Dubugras is an “independent director” as contemplated by Section 5605(a)(2) of the Nasdaq Marketplace Rules. Following Mr. Dubugras’ election, the Board is again composed of a majority of independent directors under Nasdaq Marketplace Rules.
Mr. Dubugras has served as the co-Chief Executive Officer of Brex Inc., a privately-held financial services company, since co-founding Brex in 2017. Prior to Brex, Mr. Dubrugras had co-founded and served as Chief Executive Officer of Pagar.me, an online payments company that was acquired in September 2016. Earlier in his career, Mr. Dubrugas founded EduqueMe, an educational crowdfunding company, and Estudar nos EUA, a company aimed at disseminating information about study-abroad opportunities. Since June 2017, Mr. Dubrugas has served on the Board of Directors of MercadoLibre, Inc., a leading Latin American e-commerce technology platform. He studied computer science at Stanford University from September 2016 to March 2017.
Mr. Dubugras’ initial term will expire at the Company’s 2023 annual meeting of stockholders, or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Mr. Dubugras nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Mr. Dubugras a party to any understanding or arrangement pursuant to which he was appointed as a director. Mr. Dubugras will be compensated according to the Company’s compensation program for non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2022.
On October 27, 2022, the Company notified Nasdaq of Mr. Dubugras’ election to the Board and the Board’s independence determination with respect to Mr. Dubugras. On the same date, Nasdaq in turn notified the Company that it was in compliance with Nasdaq Marketplace Rule 5605(b)(1), which requires that a majority of the Board be “independent directors” as defined in Nasdaq Marketplace Rule 5605(a)(2).
As a result of Julie Whalen’s previously reported resignation from the Audit Committee of the Board (the "Audit Committee") on September 13, 2022 in connection with her appointment as the Company’s Chief Financial Officer, the Company continues to rely on the cure period set forth in Nasdaq Marketplace Rule 5605(c)(4), with respect to compliance with Nasdaq Marketplace Rule 5605(c)(2), which requires the Company to have an audit committee composed of at least three independent directors, and intends to appoint an additional independent director and fill the vacancy on the Audit Committee as expeditiously as possible.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal Officer and Secretary
Dated: October 31, 2022